Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement
on Form S-8 (File No. 333-        ) pertaining to the 2001 Stock Option Plan of
Scottish Annuity & Life Holdings, Ltd. (the Company) of our report dated February 11, 2003, with respect to the consolidated financial statements and schedules of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 8, 2003